Exhibit 10.3

TERMINATION AND RELEASE AGREEMENT
THIS TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is made this 28th day of February, 2014 by Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and Eric Danziger (the “Executive”).
WHEREAS, the Executive is the Chief Executive Officer of Wyndham Hotel Group, LLC, which is the Company’s lodging business and a wholly-owned subsidiary of the Company; and
WHEREAS, the Executive is a party to an employment agreement with the Company, dated as of November 17, 2008, as first amended by the letter agreement dated as of December 1, 2008, and further amended by Amendment No. 1 effective as of December 16, 2009, Amendment No. 2 dated March 1, 2011, and Amendment No. 3 dated March 15, 2013 (the “Employment Agreement”);
WHEREAS, the Company and the Executive have mutually agreed to terminate their employment relationship and the Executive has agreed to release the Company and its affiliates and other persons from claims arising from or related to his employment relationship with the Company; and
WHEREAS, the Executive’s rights, benefits and obligations upon termination of his employment with the Company are set forth in his Employment Agreement;
NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, the Executive and the Company agree as follows:

Section 1	Cessation of Employment Relationship.
The employment of the Executive with the Company will terminate effective on March 28, 2014 (the “Termination Date”). Effective as of the Termination Date, the Executive hereby resigns from all positions, offices and directorships with the Company and any affiliate of the Company.

Section 2	Payment Obligations.
2.1    Payment for Accrued Salary, Benefits, Etc. From the date hereof until the Termination Date, the Executive shall be compensated in accordance with Sections III (a) and (e) of the Employment Agreement. Following the Termination Date, the Executive shall be entitled to receive from the Company a cash payment equal to any accrued and unpaid base salary for his period of employment up to and including through the Termination Date.
The Executive will also be entitled to receive payment of any unreimbursed business expenses in accordance with Section IV of the Employment Agreement, provided that the Executive submits within 10 days after the Termination Date all appropriate supporting documentation necessary for the reimbursement of any business expenses.

2.2    Severance. The parties understand that the Executive’s termination of employment with the Company will be treated as a “Without Cause Termination” under Section VI (a) of the Employment Agreement. Accordingly,

(a)	the Company shall pay the Executive an aggregate cash severance amount equal to $2.3 million, payable in a lump sum within 60 days after the Termination Date, subject to Sections 2.5 and 4.6 below;

(b)	effective as of the Termination Date,

(i)
all of Executive’s outstanding time-based restricted stock units (“RSUs”) which would have otherwise vested within one year following the Termination Date (that is, on or before March 28, 2015) will become vested as of the Termination Date and be settled in shares of Company common stock, to be provided to the Executive within 60 days after the Termination Date, subject to Sections 2.5 and 4.6 below;

(ii)
with respect to the Executive’s outstanding performance-based RSUs (“PVRSUs”) for the performance period from January 1, 2012 through December 31, 2014 (being 22,436 outstanding PVRSUs) and for the performance period from January 1, 2013 through December 31, 2015 (being 16,600 outstanding PVRSUs), to the extent that the performance goals applicable to such PVRSUs are achieved, in each case as certified by the Compensation Committee of the Company’s Board of Directors following the completion of each such performance period, the Executive shall be entitled to vest in and be paid a pro-rata portion of such achieved PVRSUs, if any, in accordance with the terms of such PVRSUs, such pro-rata portion to be determined based upon the portion of the full performance period applicable to each particular PVRSU award during which the Executive was employed by the Company up to the Termination Date plus 12 months (or, if less, assuming employment for the entire performance period); any such vested PVRSUs shall be paid to the Executive at the time that such PVRSU awards vest and are paid to employees generally, subject to Sections 2.5 and 4.6 below. Except as set forth above in this subsection (b)(ii) the Executive’s outstanding PVRSUs shall not otherwise vest or accelerate and to the extent not so vested pursuant to this subsection (b)(ii), such PVRSUs shall terminate and be forfeited.

The Executive has no other outstanding Company incentive awards, equity awards or equity rights except as set forth above in subsections (b)(i) or (b)(ii).

(c)
The Executive shall continue to be eligible to participate in the Company’s Officer Deferred Compensation Plan and 401(k) Plan up through and including the Termination Date in accordance with the terms thereof.

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(d)
The Executive shall continue to participate in the Company health plan in which he currently participates through the end of the month in which the Termination Date occurs. Following the Termination Date, the Executive may elect to continue health plan coverage in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

(e)
The Executive shall be eligible to continue to use the vehicle provided to him through the Company’s executive car lease program in which he currently participates upon the same terms as currently are in effect for him, through and until March 28, 2014. At that time, the Executive shall have the option to purchase the vehicle in accordance with the terms of such program for use. If the Executive chooses not to purchase the vehicle, the Executive shall relinquish the vehicle to Human Resources on or before March 28, 2014.

(f)
Provided that the Executive surrenders to the Corporate Information Security department the company mobile device and company laptop computer (hereinafter, the “Business Equipment”) that the Executive is currently using, for removal and cleansing of all proprietary software and proprietary and confidential information and/or Company property, the Company will assign to the Executive all ownership interest in the Business Equipment; the Company and the Executive agree that the Business Equipment is of nominal value.

Notwithstanding any other provision of this Agreement or the Employment Agreement, all payments to, vesting, benefits, and other rights of the Executive under this Section 2.2 shall be subject to, and contingent on, the other provisions of this Agreement including without limitation Sections 2.4, 2.5 and 4.6 of this Agreement.
The payments to, vesting, benefits, and rights of the Executive under this Section 2.2 shall be in lieu of any other severance benefits otherwise payable to the Executive under any other severance plan, arrangement, agreement or program of the Company or its affiliates.
2.3    Other Benefits. Following the Termination Date, the Executive will be paid any vested and owing but not yet paid amounts due under the terms and conditions of any other welfare and pension benefit plan of the Company in accordance with the terms of each such plan and applicable law.
2.4    Code Section 409A. On the Termination Date, the Executive is deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Internal Revenue Code (“Code”); as a result, and notwithstanding any other provision of this Agreement or the Employment Agreement,

(i)
with regard to any payment, the providing of any benefit or any distribution of equity under this Agreement or the Employment Agreement that constitutes “deferred compensation” subject to Code Section 409A, payable upon separation from service, such payment, benefit or distribution shall not be made or provided prior to the earlier of (x) the expiration of the six-month period

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measured from the date of the Termination Date (or, if later, his “separation from service” as referred to in Code Section 409A) (“Separation Date”) or (y) the date of the Executive’s death; and

(ii)
on the first day of the seventh month following the date of the Separation Date or, if earlier, on the date of death, (x) all payments delayed pursuant to Section 2.4(i) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal dates specified for them herein and (y) all distributions of equity delayed pursuant to Section 2.4(i) shall be made to the Executive;

provided that, the lump sum cash severance payment payable to the Executive under Section 2.2(a) above and the vesting of the time-based RSUs under Section 2.2(b)(i) above are each intended to qualify as a short-term deferral under Treasury Regulation Section 1.409A-1(b)(4) and will be provided within the time periods provided in Section 2.2.
2.5    Waiver and Release. In accordance with Section VI(d) of the Employment Agreement and notwithstanding any other provision of this Agreement or the Employment Agreement, the payments, benefits, vesting and other rights provided under this Agreement to the Executive are subject to, and contingent upon, the execution by Executive within the time period provided therein, and the non-revocation by the Executive, of the Executive General Release (“Executive Release”) attached as Exhibit A hereto and made a part hereof (provided that, the Executive shall not date, execute or deliver such General Release prior to the date of the Termination Date). If such Executive Release is not executed, valid and irrevocable as of the expiration of the revocation period set forth therein, then any payments, benefits, vesting or other rights provided pursuant to Section 2.2 hereof shall terminate and be forfeited.

Section 3	Covenants.
3.1    Non-Competition, Confidentiality, Cooperation, Other Covenants. Executive hereby acknowledges, agrees to, and shall satisfy in full each of the Executive’s covenants, restrictions, obligations and agreements set forth in subsections (a) through and including (f) of Section VII (“Other Duties of the Executive During and Following the Period of Employment”) of the Employment Agreement, which subsections (a) through (f) are hereby incorporated into this Agreement by reference as if fully set forth in this Agreement; provided that, at the request of the Executive, the second and third sentences of subsection (c)(ii) of Section VII of the Employment Agreement is amended to state as follows: “During the Restricted Period, and as set forth in the Side Letter dated February 28, 2014, the Executive, without the prior written approval by the Chairman and CEO, shall not engage in, directly or indirectly (whether for compensation or otherwise) own or hold any proprietary interest in, manage, operate, or control, or join in or participate in the ownership, management operation or control of, or furnish any capital to or be connected in any matter with any business or venture which competes in any way or manner with the Company’s (including its subsidiaries’, divisions’ and affiliates’) franchised or managed hotel brands, as such franchised or managed hotel brands may be conducted from time to time, either as

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a general or limited partner, proprietor, common or preferred shareholder, officer, director, agent, employee, consultant, trustee, affiliate, or otherwise. The Executive acknowledges that the Company’s (and its subsidiaries’, divisions’, and affiliates’) franchised and managed hotel brands businesses are conducted nationally and internationally and agrees that the provisions in the foregoing sentence shall operate throughout the United States and the world. Executive agrees that such covenants, restrictions, obligations and agreements of the Executive therein and herein are fair and reasonable and are an essential element of the payments, rights and benefits provided to the Executive pursuant this Agreement and the Employment Agreement and but for the Executive’s agreement to comply therewith and herewith, the Company would not have entered into the Employment Agreement or this Agreement.

Section 4	Miscellaneous.
4.1    Modifications. This Agreement may not be modified or amended except in writing signed by each of the parties hereto (or as otherwise set forth in Section 3.1). No term or condition of this Agreement shall be deemed to have been waived except in writing by the party charged with such waiver. A waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver for the future or act as a waiver of anything other than that specifically waived.
4.2    Governing Law. This Agreement has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement shall be governed by the internal laws of the State of New Jersey (without reference to its conflict of laws rules).
4.3    Arbitration.

(a)
Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement of the parties hereto (other than with respect to the matters covered by Section 3 of this Agreement or Section VII of the Employment Agreement, for which the Company may, but shall not be required to, seek injunctive relief in a judicial proceeding) shall be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party hereto who is aggrieved shall deliver a notice to the other party hereto setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New Jersey, to the American Arbitration Association, before a single arbitrator appointed in accordance with the Employment Arbitration Rules of the American Arbitration Association, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party hereto, upon ten (10) days’ notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

(b)	The decision of the arbitrator on the points in dispute shall be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

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(c)
Except as otherwise provided in this Agreement, the arbitrator shall be authorized to apportion his or her fees and expenses and the reasonable attorneys’ fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator shall be borne equally by each party, and each party shall bear the fees and expenses of its own attorney.

(d)
The parties hereto agree that this Section 4.3 has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section 4.3 shall be grounds for dismissal of any court action commenced by either party hereto with respect to this Agreement, other than court actions commenced by the Company with respect to any matter covered by Section 3 of this Agreement or Section VII of the Employment Agreement and other than post-arbitration court actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

(e)
The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of the controversy hereunder, the referral of any such controversy to arbitration, or the status of resolution thereof.

4.4    Survival. Section VII through and including Section XIX of the Employment Agreement shall continue in full force and effect in accordance with their respective terms (except as modified by Section 3.1 of this Agreement), notwithstanding the execution and delivery by the parties of this Agreement. In additional, all of the Executive’s obligations, covenants and restrictions under any confidentiality agreement, non-disclosure agreement, proprietary rights agreement or invention agreement in favor of Company or any of its subsidiaries or affiliates shall survive and continue in full force and effect.
4.5    Enforceability; Severability. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable law. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restrictions herein to be unenforceable in any respect, such court may limit this Agreement to render it enforceable in the light of the circumstances in which it was entered into and specifically enforce his Agreement to the fullest extent permissible.
4.6    Withholding. All payments and benefits payable pursuant to this Agreement shall be subject to reduction by all applicable withholding, social security and other federal, state and local taxes and deductions.

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4.7    Code Section 409A Compliance.
(a)It is intended that this Agreement comply with the provisions of Code Section 409A and all regulations, guidance and other interpretive authority issued thereunder (“Code Section 409A”), and this Agreement shall be construed and applied in a manner consistent with this intent. Notwithstanding any other provision herein to the contrary, to the extent that the reimbursement of any expenses or the provision of any in-kind benefits under this Agreement is subject to Code Section 409A, reimbursement of any such expense shall be made by no later than December 31 of the year following the calendar year in which such expense is incurred. Each and every payment under this Agreement shall be treated as a right to receive a series of separate payments under Treasury Regulation Section 1.409A-2(b)(2)(iii).
(b)Notwithstanding anything herein to the contrary, in no event whatsoever shall the Company or any of its affiliates be liable for any tax, additional tax, interest or penalty that may be imposed on the Executive pursuant to Code Section 409A or for any damages for failing to comply with Code Section 409A.
4.8    Notices. All notices or other communications hereunder shall not be binding on either party hereto unless in writing, and delivered to the other party thereto at the following address:
If to the Company:
Wyndham Worldwide Corporation
22 Sylvan Way
Parsippany, NJ 07054
Attn: EVP & General Counsel
If to the Executive:
Eric Danziger
[INTENTIONALLY DELETED]

Notices shall be deemed duly delivered upon hand delivery at the above address, or one day after deposit with a nationally recognized overnight delivery company, or three days after deposit thereof in the United States mails, postage prepaid, certified or registered mail. Any party may change its address for notice by delivery of written notice thereof in the manner provided.
4.9    Assignment. This Agreement is personal in nature to the Company and the rights and obligations of the Executive under this Agreement shall not be assigned or transferred by the Executive. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their successors (including successors by merger, consolidation, sale or similar transaction, permitted assigns, executors, administrators, personal representatives, heirs and distributees).

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4.10    Jurisdiction. Subject to Section 4.3(a) of this Agreement, in any suit, action or proceeding seeking to enforce any provision of this Agreement, the Executive hereby (a) irrevocably consents to the exclusive jurisdiction of any federal court located in the State of New Jersey or any of the state courts of the State of New Jersey; (b) waives, to the fullest extent permitted by applicable law, any objection which he may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; and (c) agrees that process in any such suit, action or proceeding may be served on him anywhere in the world, whether within or without the jurisdiction of such court, and, without limiting the foregoing, irrevocably agrees that service of process on such party, in the same manner as provided for notices in Section 4.8 of this Agreement, shall be deemed effective service of process on such party in any such suit, action or proceeding.
4.11    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.
4.12    Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
4.13    Entire Agreement. This Agreement (including the Executive Release to be executed and delivered by the Executive pursuant to Section 2.5 above) is entered into between the Executive and the Company as of the date hereof and constitutes the entire understanding and agreement between the parties hereto and, other than as set forth in Section 4.4 of this Agreement, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, concerning the subject matter hereof, including, without limitation, the Employment Agreement. All negotiations by the parties concerning the subject matter hereof are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto by the parties hereto other than those incorporated herein.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ Mary Falvey
Name:	Mary Falvey
Title:	EVP & CHRO

/s/ Eric Danziger
Executive:	Eric Danziger

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EXHIBIT A
EXECUTIVE GENERAL RELEASE

I, Eric Danziger (“Executive”), on behalf of myself and my heirs, executors, administrators and assigns, in consideration of my Termination and Release Agreement with Wyndham Worldwide Corporation, a Delaware corporation (the “Company”) dated February 28, 2014 (the “Agreement”) to which this Executive General Release (the “Executive Release”) is attached, do hereby knowingly and voluntarily release and forever discharge the Company and its subsidiaries, and each of its and their subsidiaries, affiliates, divisions, directors, members, officers, executives, employees, agents, and stockholders, and any and all employee benefit plans maintained by any of the above entities and their respective plan administrators, committees, trustees and fiduciaries individually and in their representative capacities, and its and their respective successors and assigns (both individually and in their representative capacities) (collectively, the “Released Parties”), from any and all actions, causes of action, covenants, contracts, claims, charges, demands, suits, and liabilities whatsoever, which I or my heirs, executors, administrators, successors or assigns ever had, now have or may have arising prior to or on the effective date of this Executive Release (“Claims”), including any Claims arising out of or relating in any way to my employment with or severance of my employment from the Company and its affiliates.
1.By signing this Executive Release, I am providing a complete waiver of all Claims that may have arisen, whether known or unknown, up until and including the effective date of this Executive Release. This includes, but is not limited to Claims under or with respect to:

i.
any and all matters arising out of my employment by the Company or any of the Released Parties and the cessation of said employment, and including, but not limited to, any alleged violation of the National Labor Relations Act (“NLRA”), any claims for discrimination of any kind under the Age Discrimination in Employment Act of 1967 (“ADEA”) as amended by the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”), Sections 1981 through 1988 of Title 42 of the United States Code, the Executive Retirement Income Security Act of 1974 (“ERISA”)(except for vested benefits which are not affected by this agreement), the Americans With Disabilities Act of 1990, as amended (“ADA”), the Fair Labor Standards Act (“FLSA”), the Occupational Safety and Health Act (“OSHA”), the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Federal Family and Medical Leave Act (“FMLA”), the Federal Worker Adjustment Retraining Notification Act (“WARN”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”);

ii.
The Genetic Information Nondiscrimination Act of 2008; Family Rights Act; Fair Employment and Housing Act; Unruh Civil Rights Act; Statutory Provisions Regarding the Confidentiality of AIDS; Confidentiality of Medical Information Act; Parental Leave Law; Apprenticeship Program Bias Law; Equal Pay Law; Whistleblower Protection Law; Military Personnel Bias Law; Statutory Provisions Regarding Family and Medical Leave; Statutory Provisions Regarding Electronic Monitoring of Executives; The Occupational Safety and Health Act, as amended; Obligations of Investigative Consumer Reporting Agencies Law; Political Activities of Executives Law; Domestic Violence Victim Employment Leave Law; Court Leave; the United States or New Jersey Constitutions; any Executive Order or other order derived from or based upon any federal regulations;

iii.
The New Jersey Law Against Discrimination; The New Jersey Civil Rights Act; The New Jersey Family Leave Act; The New Jersey State Wage and Hour Law; The Millville Dallas Airmotive Plant Job Loss Notification Act; The New Jersey Conscientious Executive Protection Act; The New Jersey Equal Pay Law; The New Jersey Occupational Safety and Health Law; The New Jersey Smokers’ Rights Law; The New Jersey Genetic Privacy Act; The New Jersey Fair Credit Reporting Act; The New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim; New Jersey laws regarding Political Activities of Executives, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination; and

iv.
any other federal, state or local civil or human rights law, or any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, implied or expressed contract, fraud, negligence, estoppel, defamation, infliction of emotional distress or other tort or common-law claim having any bearing whatsoever on the terms and conditions and/or cessation of my employment with the Company, including, but not limited to, all claims for any compensation including salary, back wages, front pay, bonuses or awards, incentive compensation, performance-based grants or awards, severance pay, vacation pay, stock grants, stock unit grants, stock options, or any other form of equity award, fringe benefits, disability benefits, severance benefits, reinstatement, retroactive seniority, pension benefits, contributions to 401(k) plans, or any other form of economic loss; all claims for personal injury, including physical injury, mental anguish, emotional distress, pain and suffering, embarrassment, humiliation, damage to name or reputation, interest, liquidated damages, and punitive damages; and all claims for costs, expenses, and attorneys’ fees.

Executive further acknowledges that Executive later may discover facts different from or in addition to those Executive now knows or believes to be true regarding the matters released or described in this Executive Release, and even so Executive agrees that the releases and agreements contained in this Executive Release shall remain effective in all respects notwithstanding any later discovery of any different or additional facts.
This Executive Release shall not, however, apply to any obligations of the Company under the terms and subject to the conditions expressly set forth in the Agreement (claims with respect thereto, collectively, “Excluded Claims”). Executive acknowledges and agrees that, except with respect to Excluded Claims, the Company and the Released Parties have fully satisfied any and all obligations whatsoever owed to Executive arising out of his employment with and the termination of his employment with the Company or any of the Released Parties and that no further payments or benefits are owed to Executive by the Company or any of the Released Parties.
2.Executive understands and agrees that he would not receive the payments and benefits specified in the Agreement, except for his execution of this Executive Release and his satisfaction of his obligations contained in the Agreement and this Executive Release, and that such consideration is greater than any amount to which he would otherwise be entitled.
3.Executive acknowledges that he does not have any current charge, complaint, grievance or other proceeding against any of the Released Parties pending before any local, state or federal agency regarding his employment or separation from employment.
4.Executive shall not seek or be entitled to any personal recovery or personal injunctive relief in any action or proceeding that may be commenced on Executive’s behalf in any way arising out of or relating to the matters released under this Executive Release (except Excluded Claims).
5.Executive affirms that he has not provided, either directly or indirectly, any information or assistance to any party who may be considering or is taking legal action against any of the Released Parties. Executive understands that if this Agreement were not signed, he would have the right to voluntarily provide information or assistance to any party who may be considering or is taking legal action against any of the Released Parties. Executive hereby waives that right and agrees that he will not provide any such assistance other than the assistance in an investigation or proceeding conducted by the United States Equal Employment Opportunity Commission or other federal, state or local agency, or pursuant to a valid subpoena or court order. Executive agrees that if such a request for assistance is made by any agency of the federal, state or local government, or pursuant to a subpoena or court order, he shall advise the Company in writing of such a request no later than three (3) days after receipt of such request.
6.Executive represents that he has not and agrees that he will not in any way disparage the Company or any Released Party, their current and former officers, directors and employees, or make or solicit any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned parties or entities.

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7.Executive agrees to cooperate with and make himself readily available to the Company or any of its successors, Released Parties, or its or their General Counsel, as the Company may reasonably request, to assist in any matter, including giving truthful testimony in any litigation or potential litigation, over which Executive may have knowledge, information or expertise. Executive acknowledges that his agreement to this provision is a material inducement to the Company to enter into the Agreement and to pay the consideration described herein.
8.Executive acknowledges and confirms that he has returned all Company property to the Company including, but not limited to, all Company confidential and proprietary information in his possession, regardless of the format and no matter where maintained. Executive also certifies that all electronic files residing or maintained on any personal computer devices (thumb drives, tablets, personal computers or otherwise) will be returned and no copies retained. Executive also has returned his identification card, and computer hardware and software, all paper or computer based files, business documents, and/or other Business Records or Office Documents as defined in the Company Document Management Program, as well as all copies thereof, credit and procurement cards, keys and any other Company supplies or equipment in his possession. In addition, Executive confirms that any business related expenses for which he seeks or will seek reimbursement have been documented and submitted to the Company. Finally, any amounts owed to the Company have been paid.
9.Executive acknowledges and agrees that in the event Executive has been reimbursed for business expenses, but has failed to pay his American Express bill or other Company-issued charge card or credit card bill related to such reimbursed expenses, Executive shall promptly pay any such amounts within 7 days after any request by the Company [and, in addition, the Company has the right and is hereby authorized to deduct the amount of any unpaid charge card or credit card bill from the severance payments or otherwise suspend payments or other benefits in an amount equal to the unpaid business expenses without being in breach of the Agreement.]
10.Executive agrees that neither the Agreement nor this Executive Release nor the furnishing of the consideration for this Executive Release shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind, which the Company denies.
11.Executive understands that he has 21 calendar days within which to consider this Executive Release before signing it. The 21 calendar day period shall begin on March 1, 2014, the day after it is presented to Executive. After signing this Executive Release, Executive may revoke his signature within 7 calendar days (“Revocation Period”). In order to revoke his signature, Executive must deliver written notification of that revocation marked “personal and confidential” to Scott McLester, EVP & General Counsel, Wyndham Worldwide Corporation, 22 Sylvan Way, Parsippany, NJ 07054. Executive understands that neither this Executive Release nor the Agreement will become effective or enforceable until this Revocation Period has expired and there has been no revocation by Executive, and the other terms and conditions of this Executive Release and the Agreement have been met by Employee to the Company’s satisfaction.
EXECUTIVE HAS READ AND FULLY CONSIDERED THIS EXECUTIVE RELEASE, HE UNDERSTANDS IT AND KNOWS HE IS GIVING UP IMPORTANT RIGHTS, AND IS DESIROUS OF EXECUTING AND DELIVERING THIS EXECUTIVE RELEASE. EXECUTIVE UNDERSTANDS THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS HE HAD OR MIGHT HAVE AGAINST THE COMPANY AND ITS AFFILIATES; AND HE ACKNOWLEDGES THAT HE IS NOT RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS EXECUTIVE RELEASE OR THE AGREEMENT. HAVING ELECTED TO EXECUTE THIS EXECUTIVE RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN AND IN THE AGREEMENT, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN THE AGREEMENT, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, EXECUTES AND DELIVERS THIS EXECUTIVE RELEASE.
EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH HIS LEGAL COUNSEL PRIOR TO EXECUTING THIS EXECUTIVE RELEASE AND THE AGREEMENT.

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IF THIS DOCUMENT IS RETURNED EARLIER THAN 21 DAYS, THEN EXECUTIVE ADDITIONALLY ACKNOWLEDGES AND WARRANTS THAT HE HAS VOLUNTARILY AND KNOWINGLY WAIVED THE 21 DAY REVIEW PERIOD, AND THIS DECISION TO ACCEPT A SHORTENED PERIOD OF TIME IS NOT INDUCED BY THE COMPANY THROUGH FRAUD, MISREPRESENTATION, A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE EXPIRATION OF THE 21 DAYS, OR BY PROVIDING DIFFERENT TERMS TO EXECUTIVE IF HE SIGNS THIS EXECUTIVE RELEASE PRIOR TO THE EXPIRATION OF SUCH TIME PERIOD.
THEREFORE, the Executive now voluntarily and knowingly executes this Executive Release.

/s/ Eric Danziger
Print Name:	Eric Danziger
Date Signed:	March 3, 2014

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